As filed with the Securities and Exchange Commission on March 2, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Planet Fitness, Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3942097
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

4 Liberty Lane West

Hampton, NH 03842

(603) 750-0001

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Rondeau

Chief Executive Officer

4 Liberty Lane West

Hampton, NH 03842

(603) 750-0001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas Fraser

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, MA 02199

(617) 951-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller Reporting Company	☐

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

PROSPECTUS

Planet Fitness, Inc.

4,155,026 Shares of Common Stock

This prospectus relates to the resale or other disposition by the selling stockholders identified in this prospectus of up to 4,155,026 shares of our Class A common stock, $0.0001 par value, including the resale of 3,637,678 shares of our Class A common stock issuable upon exchange of an equivalent number of common units of our subsidiary, Pla-Fit Holdings, LLC (“Holdings Units”), together with an equal number of shares of our Class B common stock, $0.0001 par value. The shares offered by the selling stockholders in this prospectus were originally issued, or will be issued upon the exchange of the Class B common stock and Holding Units, to the selling stockholders pursuant to a private placement we completed on February 10, 2022 in connection with the acquisition of Sunshine Fitness Growth Holdings, LLC (“Sunshine Fitness”). We are registering these shares on behalf of the selling stockholders, to be offered and sold by them from time to time, to satisfy certain registration rights that we have granted to the selling stockholders.

We are not selling any shares of Class A common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of Class A common stock by the selling stockholders.

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A common stock or interests in shares of Class A common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for more information about how the selling stockholders may sell or dispose of their shares of Class A common stock.

Our common stock is listed on the New York Stock Exchange under the symbol “PLNT.” On February 28, 2022, the last reported sale price of our Class  A common stock on the New York Stock Exchange was $84.63 per share.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS ” ON PAGE 2 OF THIS PROSPECTUS, AS WELL AS RISK FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” IN OUR MOST RECENT ANNUAL REPORT ON FORM 10-K AND EACH SUBSEQUENT QUARTERLY REPORT ON FORM 10-Q (WHICH DOCUMENTS ARE INCORPORATED BY REFERENCE HEREIN), BEFORE YOU INVEST IN SHARES OF OUR CLASS A COMMON STOCK.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 2, 2022.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling stockholders may offer. Each time a selling stockholder offers the securities described in this prospectus, such selling stockholder is required to provide the offeree with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the heading “Incorporation by Reference.”

This prospectus does not contain all the information provided in the registration statement filed with the SEC. You should carefully read both this prospectus and any prospectus supplement together with the additional information described below under “Where You Can Find More Information” before you make an investment decision.

Neither we nor the selling stockholders have authorized any other person to provide you with information that is different from that contained in or incorporated by reference herein, in any related prospectus supplement or in any related free writing prospectus. We and the selling stockholders do not take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere, or incorporated by reference, in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should carefully read this prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” contained herein, and under a similar heading in other documents that are incorporated by reference into this prospectus. You also should carefully read the information incorporated by reference into this prospectus, including our financial statements and the exhibits to the registration statement of which this prospectus is a part. Unless the context otherwise requires, Planet Fitness, Inc. is referred to herein, collectively with all of its subsidiaries, as the “Company,” “Planet Fitness,” or “we,” “us,” or “our.”

Overview

We are one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations, with a highly recognized national brand. Our mission is to enhance people’s lives and democratize fitness by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone, where anyone—and we mean anyone—can feel they belong. Our bright, clean stores are typically 20,000 square feet, with a large selection of high-quality, purple and yellow Planet Fitness-branded cardio, circuit- and weight-training equipment and friendly staff trainers who offer unlimited free fitness instruction to all our members in small groups through our PE@PF program. We offer this differentiated fitness experience at only $10 per month for our standard membership. This exceptional value proposition is designed to appeal to a broad population, including occasional gym users and the approximately 80% of the U.S. and Canadian populations over age 14 who are not gym members, particularly those who find the traditional fitness club setting intimidating and expensive. We and our franchisees fiercely protect Planet Fitness’ community atmosphere—a place where you do not need to be fit before joining and where progress toward achieving your fitness goals (big or small) is supported and applauded by our staff and fellow members.

Our principal executive offices are located at 4 Liberty Lane West, Hampton, New Hampshire 03842. Our telephone number is (603) 750-0001. Our principal website can be accessed at www.planetfitness.com. The information on or accessible through any of our websites is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Summary of Private Placement

On February 10, 2022, we completed the acquisition of Sunshine Fitness pursuant to the Equity Purchase Agreement, dated as of January 10, 2022, between us and the selling stockholders. As part of the consideration for the acquisition, we issued 517,348 shares of our Class A common stock and 3,637,678 shares of our Class B common stock and Holding Units in the aggregate to the selling stockholders through a private placement (the “Private Placement”).

In connection with the Private Placement, we entered into a registration rights agreement with the selling stockholders (the “Registration Rights Agreement”) pursuant to which we agreed to file a registration statement to register for resale the shares of Class A common stock issued in the Private Placement. We agreed to use commercially reasonable efforts to keep the registration statement of which this prospectus is a part continuously effective until all registrable securities have been sold or cease to be registrable securities. We will bear all costs, expenses and fees in connection with the registration of the shares and up to $50,000 of reasonable and documented expenses of one counsel for the selling stockholders. The selling stockholders will bear all commissions and discounts, if any, attributable to the sales of shares. The issuance of the shares of Class A common stock, Class B common stock and Holding Units was exempt from registration under Section 4(a)(2) of the Securities Act.

RISK FACTORS

An investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

FORWARD-LOOKING STATEMENTS

Information included or incorporated by reference in this prospectus and the documents incorporated herein by reference contain forward-looking statements “forward-looking statements” and information within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, which are subject to the “safe harbor” created by those sections. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, and other future conditions. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “envision,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” “ongoing,” “contemplate” and other similar expressions, although not all forward-looking statements contain these identifying words. Examples of forward-looking statements include, among others, statements we make regarding: this offering; future financial position; business strategy budgets, projected costs and plans; future industry growth; financing sources; potential return of capital initiatives; the impact of litigation, government inquiries and investigations; the impact of the novel coronavirus disease (“COVID-19”) and actions taken in response; and all other statements regarding our intent, plans, beliefs or expectations of those of our directors and officers.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Important factors that could cause actual results and events to differ materially from those indicated in the forward-looking statements include, among others, risks and uncertainties associated with the following:

•	our business and results of operations have been and in the future may be materially impacted by the ongoing COVID-19 pandemic, and could be impacted by similar events in the future;

•

our success depends substantially on the value of our brand, which could be materially and adversely affected by the high level of competition in the health and fitness industry, our ability to anticipate and satisfy consumer preferences, shifting views of health and fitness and our ability to obtain and retain high-profile strategic partnership arrangements;

•	our and our franchisees’ stores may be unable to attract and retain members, which would materially and adversely affect our business, results of operations and financial condition;

•	our intellectual property rights, including trademarks, trade names, copyrights and trade dress, may be infringed, misappropriated or challenged by others;

•

we and our franchisees rely heavily on information systems, including the use of email marketing and social media, and any material failure, interruption or weakness may prevent us from effectively operating our business, damage our reputation or subject us to potential fines or other penalties;

•

if we fail to properly maintain the confidentiality and integrity of our data, including member credit card, debit card, bank account information and other personally identifiable information, our reputation and business could be materially and adversely affected;

•

the occurrence of cyber incidents, or a deficiency in cybersecurity, could negatively impact our business by causing a disruption to our operations, a compromise or corruption of confidential information, and/or damage to our employee and business relationships and reputation, all of which could harm our brand and our business;

•

if we fail to successfully implement our growth strategy, which includes new store development by existing and new franchisees, our ability to increase our revenues and operating profits could be adversely affected;

•	our planned growth and changes in the industry could place strains on our management, employees, information systems and internal controls, which may adversely impact our business;

•	if we cannot retain our key employees and hire additional highly qualified employees, we may not be able to successfully manage our businesses and pursue our strategic objectives;

•	economic, political and other risks associated with our international operations could adversely affect our profitability and international growth prospect;

•	our financial results are affected by the operating and financial results of, our relationships with and actions taken by our franchisees;

•

we are subject to a variety of additional risks associated with our franchisees, such as potential franchisee bankruptcies, franchisee changes in control, franchisee turnover, rising costs related to construction of new stores and maintenance of existing stores, which could adversely affect the attractiveness of our franchise model, and in turn our business, results of operations and financial condition;

•	we and our franchisees could be subject to claims related to health and safety risks to members that arise while at both our corporate-owned and franchise stores;

•

our business is subject to various laws and regulations including, among others, those governing indoor tanning, contract renewal and cancellation, electronic funds transfer, ACH, credit card, debit card and digital payment options, and changes in such laws and regulations, failure to comply with existing or future laws and regulations or failure to adjust to consumer sentiment regarding these matters, could harm our reputation and adversely affect our business;

•	we are subject to risks associated with leasing property subject to long-term non-cancelable leases;

•	if we and our franchisees are unable to identify and secure suitable sites for new franchise stores, our revenue growth rate and profits may be negatively impacted;

•	opening new stores in close proximity may negatively impact our existing stores’ revenues and profitability;

•

our franchisees may incur rising costs related to construction of new stores and maintenance of existing stores, which could adversely affect the attractiveness of our franchise model, and in turn our business, results of operations and financial condition;

•	our dependence on a limited number of suppliers for equipment and certain products and services could result in disruptions to our business and could adversely affect our revenues and gross profit;

•	risks related to our ability to achieve the benefits from the Sunshine Fitness acquisition; and

•	the other factors identified under the heading “Risk Factors” in our annual report on Form 10-K for the fiscal year ended December 31, 2021 filed with the Securities and Exchange Commission.

These forward-looking statements represent our management’s beliefs and assumptions only as of the date made. You should read this prospectus, including any documents incorporated herein by reference, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of Class A common stock sold from time to time by the selling stockholders under this prospectus. The selling stockholders will receive all of the net proceeds from the sale of any shares of our Class A common stock under this prospectus. The selling stockholders will pay any expenses incurred by the selling stockholder for brokerage, accounting, tax, legal services or any other expenses incurred by the selling stockholders in disposing of these shares, except we will pay for the reasonable and documented expenses of one counsel for the selling stockholders in connection with this prospectus, not to exceed $50,000. We will also pay certain costs and fees related to the registration of the shares of Class A common stock covered by this prospectus.

SELLING STOCKHOLDERS

The shares of Class A common stock being offered by the selling stockholders were originally issued to the selling stockholders in the Private Placement, or will be issued when the selling stockholder exchanges their Holdings Units, along with a corresponding number of shares of our Class B common stock, for shares of our Class A common stock on a one-for-one basis. In addition, at our election, we may effect a direct exchange of such shares of Class A common stock or cash for such Holdings Units. The number of shares of Class B common stock listed in the table below correlates to the number of Holdings Units each such selling stockholder holds.

In connection with the Private Placement, we entered into a Registration Rights Agreement with the selling stockholders, pursuant to which we agreed to file a registration statement to register for resale the shares of Class A common stock issued in the Private Placement. For additional information regarding the issuance of those shares of Class A common stock, see “Prospectus Summary—Summary of Private Placement” above. We are registering the shares of Class A common stock in order to permit the selling stockholders to offer the shares for resale from time to time. Except as described above or as otherwise disclosed in the footnotes below, the selling stockholders have not had any material relationship with us within the past three years, other than as a result of the ownership of our common stock. None of the selling stockholders are affiliates of broker-dealers.

In accordance with the terms of the Registration Rights Agreement with the selling stockholders, this prospectus covers the resale of the shares of Class A common stock issued and Class A common stock issuable in exchange for Holdings Units and Class B common stock to the selling stockholders in the Private Placement. The fifth and sixth columns list the number of shares of Class A common stock and Class B common stock and percentage of our outstanding Class A common stock and Class B common stock to be held by the selling stockholder assuming the sale of all of the shares offered by the selling stockholders pursuant to this prospectus. The selling stockholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

A portion of the securities described below are subject to certain transfer restrictions that will be released as follows: (a) with respect to 50% of the securities held, February 10, 2023 (which is the one-year anniversary of closing the Sunshine Fitness acquisition); and (b) with respect to an additional 25% of the securities held, the earlier of (y) one business day after we publicly furnish our earnings release for the fiscal quarter ended March 31, 2022 or (z) the date we are obligated to file our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2022. The remaining 25% of the securities held by the selling stockholders were released from transfer restrictions following our earnings release for the fiscal year ended December 31, 2021.

The table below lists the selling stockholders and other information regarding the beneficial ownership of shares of Class A common stock and Class B common stock by each of the selling stockholders. The information set forth below is based upon information obtained from the selling stockholders. The number of shares of Class A common stock and Class B common stock outstanding and percentage of beneficial ownership before this offering set forth below is computed on the basis of 84,331,677 shares of our Class A common stock issued and outstanding as of February 24, 2022, and 6,693,897 shares of our Class B common stock issued and outstanding as of February 24, 2022. The number of shares of Class A common stock and Class B common stock and percentage of beneficial ownership after the consummation of this offering set forth below are based on the number of shares to be issued and outstanding immediately after the consummation of this offering. Shares of our Class A common stock that a person has the right to acquire within 60 days of February 24, 2022 (including the right to exchange described above) are deemed outstanding for purposes of computing the percentage ownership of such person’s holdings, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

	Class A common stock beneficially owned(1)
	Shares of Class A common stock beneficially owned prior to this offering		Maximum number of Class A shares that may be offered pursuant to this prospectus(2)	Shares of Class A common stock beneficially owned after giving effect to this offering(2)
Name of beneficial owner	Number	Percentage		Number	Percentage
TSG Funds(3)	2,710,051	3.1%	2,710,051	—	—%
Eric Dore	239,368	*	239,368	—	—%
Joseph Landau	34,456	*	34,456	—	—%
Michael Hicks	253,593	*	253,593	—	—%
Shane McGuiness(4)	358,398	*	358,398	—	—%
The David W. Blevins Irrevocable GST Trust of 2020	55,872	*	55,872	—	—%
The Glenn Dowler Irrevocable GST Trust of 2018	223,708	*	223,708	—	—%
The Heather L. Blevins Irrevocable GST Trust of 2020	55,872	*	55,872	—	—%
The Shannon Dowler Irrevocable GST Trust of 2018	223,708	*	223,708	—	—%

	Class B common stock beneficially owned(1)
	Shares of Class B common stock beneficially owned prior to this offering		Shares of Class B common stock beneficially owned after this offering
Name of beneficial owner	Number	Percentage	Number	Percentage
TSG Funds(3)	2,192,703	32.8%	—	—%
Eric Dore	239,368	3.6%	—	—%
Joseph Landau	34,456	*	—	—%
Michael Hicks	253,593	3.8%	—	—%
Shane McGuiness(4)	358,398	5.4%	—	—%
The David W. Blevins Irrevocable GST Trust of 2020	55,872	*	—	—%
The Glenn Dowler Irrevocable GST Trust of 2018	223,708	3.3%	—	—%
The Heather L. Blevins Irrevocable GST Trust of 2020	55,872	*	—	—%
The Shannon Dowler Irrevocable GST Trust of 2018	223,708	3.3%	—	—%

*	Less than one percent of our outstanding shares of common stock.
(1)

Subject to the terms of an exchange agreement, the Holdings Units held by the selling stockholders are exchangeable for shares of our Class A common stock on a one-for-one basis. In these tables, beneficial ownership of Holdings Units has been reflected as beneficial ownership of shares of our Class A common stock for which such Holdings Units may be exchanged. When a Holdings Unit is exchanged by a selling stockholder, a corresponding share of Class B common stock will be cancelled. Accordingly, in the first table above, the percentages of Class A common stock provided also reflect combined voting power for each respective beneficial owner.

(2)

Represents the number of shares of Class A common stock that will be beneficially owned by the selling stockholder after completion of this offering based on the assumptions that (i) all of the shares of common stock registered for resale by the registration statement of which this prospectus is a part will be sold and (ii) no other shares of Class A common stock will be acquired or sold by the selling stockholder before completion of this offering. However, the selling stockholder may sell all, part or none of its shares of Class A common stock offered pursuant to this prospectus and may sell all, part or none of its Class A common stock pursuant to one or more exemptions from the registration provisions of the Securities Act.

(3)

Shares of Class A common stock shown as beneficially owned by the TSG Funds prior to this offering include: (a) 2,053,087 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by Sunshine Fitness Group Holdings, LLC (“Sunshine Holdings”), a Delaware limited liability company whose sole manager is TSG7 A Management L.L.C. (“TSG7 A Management”); (b) 139,616 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by TSG7 A AIV III, L.P. (“AIV III”), a Delaware limited partnership whose general partner is TSG7 A Management; and (c) 517,348 shares of Class A common stock held by TSG7 A AIV III Holdings-A, L.P. (“Holdings-A” and together with Sunshine Holdings and AIV III, the “TSG Funds”), a Delaware limited partnership whose general partner is TSG7 A Management. In this offering: (a) Sunshine Holdings will exchange 2,053,087 Holdings Units, together with an equivalent number of shares of Class B common stock, for the same number of shares of Class A common stock and sell such shares; (b) AIV III will exchange 139,616 Holdings Units, together with an equivalent number of shares of Class B common stock, for the same number of shares of Class A common stock and sell such shares; and (c) Holdings-A will sell 517,348 shares of Class A common stock. TSG Consumer Partners LP is the investment adviser to the TSG Funds. By virtue of the relationships described in this footnote, each of TSG7 A Management and TSG Consumer Partners LP may be deemed to share beneficial ownership of the securities held by the TSG Funds. Voting and investment decisions with respect to securities held by the TSG Funds are made by the managing members of TSG7 A Management. Each of the TSG Funds has an address c/o TSG Consumer Partners LP, 1100 Larkspur Landing Circle, Suite 360, Larkspur, CA 94939.

(4)

Reflects 358,398 shares of Class A common stock underlying an identical number of Holdings Units and shares of Class B common stock held by Mr. McGuiness. Mr. McGuiness, who is the President, Corporate Clubs of our company, has an address c/o Planet Fitness, Inc., 4 Liberty Lane West, Hampton, New Hampshire 03842.

DESCRIPTION OF CLASS A COMMON STOCK

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our restated certificate of incorporation and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, and to the applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Our authorized capital stock consists of 300,000,000 shares of Class A common stock, par value $0.0001 per share, 100,000,000 shares of Class B common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. Our Class A common stock is registered under Section 12 of the Securities Exchange Act of 1934 and is listed on the NYSE under the symbol “PLNT.”

Common Stock

As of February 24, 2022, we had 84,331,677 shares of Class A common stock outstanding.

Voting rights. Holders of our Class A common stock and Class B common stock are entitled to cast one vote per share on all matters submitted to stockholders for their approval. Holders of our Class A common stock and Class B common stock are not entitled to cumulate their votes in the election of directors. Holders of our Class A common stock and Class B common stock vote together as a single class on all matters submitted to stockholders for their vote or approval, except with respect to the amendment of certain provisions of our certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B common stock so as to affect them adversely, which amendments must be approved by a majority of the votes entitled to be cast by the holders of the Class B common stock, voting as a separate class, or as otherwise required by applicable law.

Generally, all matters to be voted on by stockholders must be approved by a majority of votes cast affirmatively or negatively on a matter by stockholders (or, in the case of election of directors, by a plurality), voting together as a single class. Except as otherwise provided by law, amendments to the certificate of incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend rights. Holders of Class A common stock share ratably (based on the number of shares of Class A common stock held) if and when any dividend is declared by the board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. The holders of our Class B common stock do not have any right to receive dividends other than dividends consisting of shares of our Class B common stock paid proportionally with respect to each outstanding share of our Class B common stock.

Liquidation rights. On our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, each holder of Class A common stock is entitled to a pro rata distribution of any assets available for distribution to common stockholders. Other than their par value, the holders of our Class B common stock do not have any right to receive a distribution upon a liquidation or dissolution of our Company.

Other matters. No shares of Class A common stock or Class B common stock are subject to redemption or have preemptive rights to purchase additional shares of Class A common stock or Class B common stock. Holders of shares of our Class A common stock and Class B common stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to the Class A common stock or Class B common stock.

Preferred stock

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the designations, powers, preferences, privileges and relative participating, optional or special rights, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights of the Class A common stock and Class B common stock. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our Class A common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation before any payment is made to the holders of shares of our Class A common stock. Under certain circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of a majority of the total number of directors then in office, our board of directors, without stockholder approval, may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our Class A common stock and Class B common stock and the market value of our Class A common stock.

Anti-takeover effects of our certificate of incorporation and our bylaws

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they may also discourage acquisitions that some stockholders may favor.

These provisions include:

•

Classified board. Our certificate of incorporation provides that our board of directors is divided into three classes of directors. As a result, approximately one-third of our board of directors is elected each year. The classification of directors has the effect of making it more difficult for stockholders to change the composition of our board.

•

No cumulative voting. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation specifically authorizes cumulative voting. Our certificate of incorporation does not authorize cumulative voting.

•

Requirements for removal of directors. Directors may only be removed for cause by the affirmative vote of the holders of at least 75% of the voting power of our outstanding shares of capital stock entitled to vote thereon.

•

Advance notice procedures. Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will be able to consider only those proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although the bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, the bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquiror from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our Company.

•

Actions by written consent; special meetings of stockholders. Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our certificate of incorporation also provides that, except as otherwise required by law, special meetings of the stockholders can be called only by or at the direction of the chair of the board, a majority of the board of directors, or by the secretary at the request of the holders of 50% or more of our outstanding shares of common stock.

•

Supermajority approval requirements. Certain amendments to our certificate of incorporation and shareholder amendments to our bylaws will require the affirmative vote of at least 75% of the voting power of the outstanding shares of our capital stock entitled to vote thereon.

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Authorized but unissued shares. Our authorized but unissued shares of common and preferred stock are available for future issuance without stockholder approval. The existence of authorized but unissued shares of preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

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Business combinations with interested stockholders. We have elected in our certificate of incorporation not to be subject to Section 203 of the DGCL, an antitakeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. However, while we are not subject to any anti-takeover effects of Section 203, our certificate of incorporation contains provisions that have the same general effect as Section 203.

Limitations on liability and indemnification of directors and officers

Our certificate of incorporation limits the liability of our directors and officers to the fullest extent permitted by the DGCL and requires that we will provide them with customary indemnification. We also entered into customary indemnification agreements with each of our directors that provide them, in general, with customary indemnification in connection with their service to us or on our behalf. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable. We also maintain officers’ and directors’ liability insurance that insures against liabilities that our officers and directors may incur in such capacities.

Transfer agent and registrar

The transfer agent and registrar for our Class A common stock is American Stock Transfer and Trust Company, LLC.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of Class A common stock or interests in shares of Class A common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of Class A common stock or interests in shares of Class A common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions, which may include shares of our Class A common stock issuable upon exchange of an equivalent number of Holdings Units (together with an equal number of shares of our Class B common stock). These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers agreeing with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of Class A common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Class A common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended (the “Securities Act”), amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of Class A common stock in other circumstances, in which case the transferees, pledgees, donees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our Class A common stock short and deliver these securities to close out their short positions, or loan or pledge the Class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the Class A common stock offered by them will be the purchase price of the Class A common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Class A common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the Class A common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our Class A common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the Class A common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the Class A common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 under the Securities Act.

LEGAL MATTERS

The validity of the shares of Class A common stock offered by this prospectus has been passed upon for us by Ropes & Gray LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements appearing in Planet Fitness, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021 and the effectiveness of Planet Fitness, Inc. and subsidiaries’ internal control over financial reporting as of December 31, 2021 have been audited by KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports and other information with the SEC as required by the Exchange Act. You can review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any of the sources listed above.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents and all documents we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) pursuant to the Exchange Act on or after the date of this prospectus and prior to the termination of the offering under this prospectus or any prospectus supplement (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 1, 2022; and

•

the description of our Class A common stock contained in the registration statement on Form 8-A (Registration No. 001-37534), filed with the SEC under Section  12(g) of the Exchange Act on August 6, 2015, as updated by the description of our Class  A common stock contained in Exhibit 4.5 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and as amended by any subsequent amendment or any report filed for the purpose of updating such description.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference thereto. Requests for such copies should be directed to our Investor Relations department, at the following address:

Planet Fitness, Inc.

4 Liberty Lane West

Hampton, NH 03842

(603) 750-0001

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the filing of this registration statement. The amount of any additional fees that may be incurred in connection with the issuance, distribution, and sale of the offered securities registered hereby are not known. Such fees, which could be significant, will be disclosed in any applicable prospectus supplement filed in connection with such future offering. All fees and expenses including the amounts set forth below, other than underwriting discounts and commissions and the legal fees of counsel for any party other than us, incurred in connection with the sale of the offered securities will be borne by us.

SEC Registration Fee	$32,324
Accounting Fees and Expenses	10,000
Legal Fees and Expenses	25,000

Total	$67,324

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. Our certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL.

We have also entered into indemnification agreements with our directors. Such agreements generally provide for indemnification by reason of being our director, as the case may be. These agreements are in addition to the indemnification provided by our certificate of incorporation and bylaws. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Our amended and restated bylaws indemnify the directors and officers to the full extent of the DGCL and also allow the board of directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors. Section 145(f) of the DGCL further provides that a right to indemnification or to advancement of expenses arising under a provision of the bylaws shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission which is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

We also maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type. Section 145(g) of the DGCL provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under that section.

ITEM 16. EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Location

3.1	Restated Certificate of Incorporation of Planet Fitness, Inc.	Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-205141, as filed with the SEC on July 15, 2015

3.2	Amended and Restated Bylaws of Planet Fitness, Inc.	Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 333-205141, as filed with the SEC on June 22, 2015

4.1	Form of Class A Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1/A, File No. 333-205141, as filed with the SEC on July 27, 2015

5.1	Opinion of Ropes & Gray LLP	Provided herewith

23.1	Consent of KPMG LLP	Provided herewith

23.2	Consent of Ropes & Gray LLP (included in Exhibit 5.1)	Provided herewith

24.1	Powers of Attorney	Set forth on the signature page hereto

107.1	Filing Fee Tables	Provided herewith

ITEM 17. UNDERTAKINGS

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§ 230.424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§ 230.415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hampton, State of New Hampshire, on March 2, 2022.

PLANET FITNESS, INC.

By:	/s/ Christopher Rondeau
Name:	Christopher Rondeau
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Planet Fitness, Inc., do hereby constitute and appoint each of Christopher Rondeau, Dorvin Lively, Tom Fitzgerald and Justin Vartanian to be our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of us and in our name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and exhibits to this registration statement on Form S-3 and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as each of us might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher Rondeau Christopher Rondeau	Chief Executive Officer and Director (Principal Executive Officer)	March 2, 2022

/s/ Thomas Fitzgerald Thomas Fitzgerald	Chief Financial Officer (Principal Financial Officer)	March 2, 2022

/s/ Brian O’Donnell Brian O’Donnell	Chief Accounting Officer (Principal Accounting Officer)	March 2, 2022

/s/ Bernard Acoca Bernard Acoca	Director	March 2, 2022

/s/ Enshalla Anderson Enshalla Anderson	Director	March 2, 2022

/s/ Craig Benson Craig Benson	Director	March 2, 2022

/s/ Cammie Dunaway Cammie Dunaway	Director	March 2, 2022

/s/ Frances Rathke Frances Rathke	Director	March 2, 2022

/s/ Stephen Spinelli, Jr. Stephen Spinelli, Jr.	Director	March 2, 2022

/s/ Christopher Tanco Christopher Tanco	Director	March 2, 2022